LOCORR INVESTMENT TRUST AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement dated as of February 14, 2011 as amended (the “Custody Agreement”), is entered into by and between LOCORR INVESTMENT TRUST, an Ohio business Trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement and desire to amend the fees and the length of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree to amend the Agreement as following:

1.	Article XIII, Section 13.01, 13.02 and 13.03 shall be superseded and replaced with the following:

13.01	Effective Period. This Agreement shall become effective as of December 1, 2017 and will continue in effect for a period of five years.

13.02
Termination. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such sho1ier period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated.by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.03
Early Termination. In the absence of any material breach of this Agreement or complete liquidation and termination of the Trust, should the Trust elect to terminate this Agreement prior to the end of the five year term, the trust agrees to pay the following fees:

a)	All monthly fees through the life of the contract, including the rebate of any negotiated discounts;
b)	All fees associated with converting services to a successor service provider;
c)	All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d)	All miscellaneous costs associated with a-c above
2.	All references in the Agreement to “out of pocket expenses” are replaced with “miscellaneous expenses”.

3.	Exhibit D of the Custody Agreement is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

LOCORR INVESTMENT TRUST	U.S. BANK NATIONAL ASSOCIATION
By: /s/ Jon C. Essen	By: /s/ Anita Zagrodnik
Name: Jon C. Essen	Name: Anita Zagrodnik
Title: Treasurer, Trustee	Title: VP
Date: December 1, 2017	Date: January 19, 2018

Exhibit D to the Custody Agreement - LoCorr Investment Trust

Custody Services Fee Schedule at December  2017

Annual Fee Per Fund*
__% (__ basis point) on the average daily market value of all long securities and cash held In the portfolio Minimum annual fee per fund - $___ plus portfolio transaction fees

Portfolio Transaction Fees

$__ -  Book entry DTC transaction/Federal Reserve transaction/principal paydown
$__ -  Repurchase agreement, reverse repurchase agreement, time deposit/ CD or other non-depository transaction

$__ -  Option/swaps/ future contract written, exercised or expired

$__ -  Mutual fund trade/ outbound Fed wire/margin variation Fed wire

$__ -  Physical transaction

•	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Chief Compliance Officer Support Fee*
•	$__ per year per service line and per fund complex

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
ð	See Additional Services fee schedule for global servicing.
ð	$__ per Segregated Custody Account
ð	No charge for the initial conversion free receipt.
ð	Overdrafts - charged to the account at prime interest rate plus 2 unless a line of credit is in place.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI Increase- All Urban Consumers -U.S. City Average Fees are calculated pro rata and billed monthly.

Amended Exhibit D (continued) to the Custody Agreement- LoCorr Investment Trust

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPWG (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[ ]	$[ ]	Guinea Bissau	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Hong Kong	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Ireland	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Ivory Coast	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Jordan	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Kenya	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Kuwait	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Latvia	Equities	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
China	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]	Swaziland	Ail	[ ]	$[ ]
Colombia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]

Safekeeping and transaction fees are assessed on security and currency transactions.
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value: <$___:  __ bp , >$___      and <$___  : __ bps; >$___ :  ___ bps.
** Euromarkets - Non-Eurobonds: Surcharges vary by local market.

Amended Exhibit D (continued) to the Custody Agreement- LoC01T Investment Trust

Annual Base Fee: $__ per fund, plus safekeeping and transaction costs as shown above. If no global assets are held within a given month, the monthly base charge will not apply for that month.

Euroclear - Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

For all other markets specified in above grid, surcharges may apply if a security Is held outside of the local market.

Miscellaneous Expenses
•	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.
•
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees1 foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative Interest charges1  overdraft charges or other expenses which are unique to a country In which the client or its clients is investing will be passed along as incurred.

•
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

•	SWIFT reporting and message Fees.